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                                                                    Exhibit 10.3

                         EMPLOYMENT AGREEMENT AMENDMENT

         EMPLOYMENT AGREEMENT AMENDMENT (this "Amendment") dated as of December 27, 2002, between Salant Corporation, a Delaware corporation (the "Corporation") and Awadhesh K. Sinha (the "Employee").

         WHEREAS, the Corporation and the Employee are parties to an Employment Agreement and amendments thereto dated February 1, 1999, July 1, 1999 and March 28, 2001 (the "Employment Agreement"), pursuant to which the Employee currently serves as the Corporation's Chief Operating Officer and Chief Financial Officer; and

         WHEREAS, the Corporation has hired an investment banking firm and has taken other steps to consider its alternatives in an attempt to maximize shareholder value; and

         WHEREAS, the Employee will be a key individual in the ongoing operation of the Corporation; and

         WHEREAS, in light of the foregoing the Corporation and the Employee desire to enter into this Amendment in order to modify the Employment Agreement as provided herein.

         NOW THEREFORE, in consideration of the respective premises, mutual covenants and agreements of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 6(j): The following Section 6(j) shall be added to the Employment Agreement:

         (j) Change of Control Payment. Notwithstanding any provision of the Employment Agreement to the contrary, upon the occurrence of a "change of control" (as defined above in Section 6(e)(v)) or a "Change of Control" (as defined in Section 18 of the Employment Agreement) and the earliest to occur of
(a), (b), or (c) below, the Employee shall be entitled to a lump sum payment equal to one hundred and fifty percent (150%) of the greater of (i) his annualized Salary rate in effect on the Termination Date (or in the case of (c) below, the payment date) or (ii) the amount payable over the balance of the then existing Employment Period

                  (a) the Employment Period is terminated by the Employee for "good reason" as defined above in Section 6(e)(v) (added by the Employment Agreement Amendment dated July 1, 1999); or

                  (b)      a "Termination Without Cause" (as defined above in
                           Section 6(d)) by the Corporation or any successor thereto occurs within six (6) months following a "change of control" (as defined above in Section 6(e)(v)) or a

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                        "Change of Control" (as defined in Section 18 of the
                        Employment Agreement); or

                  (c) if the Employee has a right to terminate his employment following a "change of control" pursuant to Section 6(e)(v) but nevertheless accepts continued employment with the Corporation or any successor thereto.

Such lump sum payment shall be made pursuant to (i) clause (a) above as soon as practicable following the Employee's Termination Date, (ii) clause (b) above on the Employee's Termination Date, or (iii) clause (c) above on the 30th day after the "change of control" (as defined above in Section 6(e)(v)) or "Change of Control" (as defined in Section 18 of the Employment Agreement).

         SECTION 6(k): The following Section 6(k) shall be added to the Employment Agreement:

         (k) Retention Payment. Notwithstanding any provision of the Employment Agreement to the contrary, in the event of a "change of control" (as defined above in Section 6(e)(v)) or a "Change of Control" (as defined in Section 18 of the Employment Agreement), (i) if a "Termination Without Cause" (as defined above in Section 6(d)) by the Corporation or any successor thereto occurs within six (6) months following the date of the "change of control" (as defined above in Section 6(e)(v)) or the "Change of Control" (as defined in Section 18 of the Employment Agreement), or (ii) if the Employee remains employed by the Corporation or any successor thereto for six (6) months from the date of the "change of control" (as defined above in Section 6(e)(v)) or the "Change of Control" (as defined in Section 18 of the Employment Agreement), the Employee will receive an additional lump sum payment on the Employee's Termination Date or upon the completion of said six (6) month employment period equal to sixty percent (60%) of his annualized Salary rate in effect on the payment date.

         The Retention Payment benefit payable pursuant to this Section 6(k) shall be payable in addition to and not in lieu of any other benefit which may be provided under the Employment Agreement.

         SECTION 7. The following two (2) paragraphs shall be added to Section 7 of the Employment Agreement:

         Notwithstanding anything herein to the contrary, this "Covenant Not to Compete" shall have no force of effect, in the event that the Employee waives the balance of the Severance Payments and thereby shortening the Severance Period or the Non-renewal Severance Period, which waiver can be effectuated after either: (i) six (6) months from the date of a "Change of Control" or (ii) upon termination of the Employee, "without cause", whichever is earlier.

         If Employee seeks to exercise his right to terminate the Employment Period for "good reason", as set forth in Section 6(e)(v), Employee must do so within six (6) months from the date of a "Change of Control".

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         In all other respects, the Employment Agreement shall remain in full force and effect.

         IN WITNESS THEREOF, the parties have executed this Amendment as of the date first written above.

                                             SALANT CORPORATION


                                             By:________________________________



                                             ___________________________________
                                                      AWADHESH K. SINHA

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                                FOURTH AMENDMENT

         FOURTH AMENDMENT (this "Fourth Amendment") effective as of January 31, 2003, between Salant Corporation, a Delaware Corporation (the "Corporation") and Awadhesh K. Sinha (the "Employee").

         WHEREAS, the Corporation and the Employee entered into to an employment agreement dated February 1, 1999 and amended pursuant to amendments thereto dated July 1, 1999, March 28, 2001, and December 27, 2002 (collectively, the "Employment Agreement");

         WHEREAS, the Corporation and the Employee desire clarify and supplement the terms set forth in the most recent amendment to the Employment Agreement by entering into this Fourth Amendment.

         NOW THEREFORE, in consideration of the respective premises, mutual covenants and agreements of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. The Employment Agreement is hereby amended as follows:

         (a) Section 6(d)(vii) is hereby deleted and replaced in its entirety with the following:

               "(vii) other or additional benefits then due or earned in accordance with applicable plans and programs of the Corporation, payable in a lump sum upon the Termination Date to the extent practicable."

         (b)   A new Section 6(d)(viii) is hereby added to read as follows:

               "(viii) the Retention Payment (as hereinafter defined), payable in accordance with Section 6(k) if such termination occurs on or within the six-month period immediately following a Change of Control."

         (c) Section 6(j) is hereby deleted and replaced in its entirety with the following:

               "(j)  Change of Control Payment.

               Notwithstanding any provision of the Employment Agreement to the contrary, upon the occurrence of a Change of Control (as defined below), the Corporation (or its successor) shall pay to the Employee a lump sum cash payment equal to one hundred and fifty percent (150%) of his annualized Salary rate in effect on the occurrence of the Change of Control (the "Change of Control Payment"). Such Change of Control Payment shall be paid upon the occurrence of the Change of Control, without regard to whether or not the Employee continues his

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               employment with the Corporation (or its successor) following the
               Change of Control.

               The Change of Control Payment payable pursuant to this Section 6(j) of the Employment Agreement shall be payable in addition to and not in lieu of any other benefit which may be provided under the Employment Agreement, except, however, that such Change of Control Payment shall be in lieu of the Salary continuation benefit payable pursuant to Section 6(d)(ii) of the Employment Agreement if the Employee's Employment is terminated by the Corporation without Cause or by the Employee for Good Reason on the date of the Change of Control."

         (d) Section 6(k) is hereby deleted and replaced in its entirety with the following:

               "(k) Retention Payment. Notwithstanding any provision of the Employment Agreement to the contrary, in the event of a Change of Control, the Employee will be entitled to a lump sum cash payment equal to sixty percent (60%) of his annualized Salary rate then in effect on the earliest of:

                    (i) if on or after a Change of Control, but on or prior to the six-month anniversary of the occurrence of the Change of Control, a "Termination Without Cause" (as defined above in Section 6(d) of the Employment Agreement) by the Corporation (or any successor thereto) or a termination by the Employee for Good Reason (as defined above in Section 6(e) of the Employment Agreement) occurs, in which case the Retention Payment is payable within ten (10) days of such termination, or

                    (ii) the six-month anniversary of the occurrence of the
                         Change of Control, if the Employee is employed by the Corporation (or any successor thereto) on such date, in which case the Retention Payment is payable on such date.

               The Retention Payment benefit payable pursuant to this Section 6(k) shall be payable in addition to and not in lieu of any other benefit which may be provided under the Employment Agreement."

         (e)   A new Section 6(l) is hereby added to read as follows:

               "(l) Excess Parachute Payment Reduction. It is the intention of the Employee and the Corporation that no payment(s) made or to be made pursuant to this Employment Agreement shall constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code") (or any comparable successor provisions). If the independent accountants acting as auditors for the Corporation (or any successor thereto) determine in good faith

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               that any benefit(s) provided or to be provided pursuant to this
               Employment Agreement constitutes or will constitute an "excess parachute payment" as described above, and but for the provisions of this Section 6(l) would be subject to the excise tax imposed by Section 4999 of the Code (or any comparable successor provisions)(the "Excise Tax"), then such benefit(s) shall be provided to the Employee as reduced by such minimum amount (by repayment by the Employee to the Corporation or otherwise) which would result in no portion of such benefit(s) being subject to the Excise Tax. In the event of a reduction of any benefit(s) hereunder, the Employee shall be given the choice as to which benefit(s) to reduce. For purposes of making the calculations required by this Section 6(l), the Corporation's accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code, and other applicable legal authority. The Corporation and the Employee shall furnish to the Corporation's accountants such information and documents as the Company's accountants may reasonably request in order to make a determination under this Section 6(l). The Corporation shall bear all costs of the Corporation's accountants incur in connection with any calculations contemplated by this
               Section 6(l)."

         (f) The definitions of Change of Control set forth in Section 6(e)(v) (added by the Employment Agreement Amendment dated July 1, 1999) and in Section 18 are hereby deleted and replaced by the following definition of Change of Control:

               ""Change of Control" shall mean an event or series of events by which (i) any person (or entity) is or becomes the "beneficial owner" (as defined in rules 13d-3 and 13d-5 under the Securities and Exchange Act of 1934, as amended, except that a person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or after the passage of time), directly or indirectly, of a majority of the then outstanding voting stock of the Corporation; (ii) the Corporation consolidates with or merges into another entity or any entity consolidates with or merges into the Corporation, in either event pursuant to a transaction in which then outstanding voting stock of the Corporation is changed into or exchanged for cash, securities or other properties, other than any such transaction where the holders of the voting stock of the Corporation immediately before such transaction, own, immediately after such transaction, voting stock of such surviving entity entitling them to more than fifty (50%) percent of the aggregate voting power of all voting stock of such surviving entity; or (iii) the Corporation conveys, transfers or leases all or substantially all of its assets to any person or entity."

Section 2. Except as specifically amended above, the Employment Agreement and all provisions thereof shall remain in full force and effect and are hereby ratified and confirmed.

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Section 3. Upon the effective date of this Amendment, on and after the date hereof, each reference in the Employment Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Employment Agreement in any document relating to the Employment Agreement, shall mean and be a reference to the Employment Agreement as amended hereby.

Section 4. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 5. Capitalized terms used herein and not otherwise defined herein shall have the meanings specified, or ascribed thereto by reference, in the Employment Agreement.

         IN WITNESS THEREOF, the parties have executed this Addendum as of the date first written above.

                                   SALANT CORPORATION

                                   _______________________________________
                                   By: Michael J. Setola
                                   Title: Chairman and Chief Executive Officer

                                   _______________________________________
                                            AWADHESH K. SINHA